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                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                              DUBLIN, OHIO  43017
                                 (614) 766-1426
                               (614) 766-1459 FAX



September 25, 1996



Re:  Valuation Appraisal of Advance Financial Bancorp
     Advance Financial Savings Bank, f.s.b.
     Wellsburg, West Virginia



     We hereby consent to the use of our firm's name, Keller & Company, Inc., and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by Advance Financial Savings Bank, f.s.b. with the Office of Thrift Supervision and the Registration Statement on Form S-1 to be filed by Advance Financial Bancorp with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report in the Prospectus, in the subscription rights letter, in the said Form AC and in the said Form S-1 and any amendments thereto.

Very truly yours,

KELLER & COMPANY, INC.


by:  /s/Michael R. Keller
     ----------------------------
     Michael R. Keller
     President